EXHIBIT 10.2
EXECUTION VERSION

JDA Software Group, Inc.,
as Company

ESCROW AND SECURITY AGREEMENT
Dated as of December 10, 2009

U.S. Bank National Association,
as Escrow Agent

     THIS ESCROW AND SECURITY AGREEMENT is entered into on December 10, 2009, by and between U.S. Bank National Association, a national banking association, in its capacities as escrow agent, depositary bank and securities intermediary (collectively in such capacities, the “Escrow Agent”), U.S. Bank National Association, a national banking association, in its capacity as Trustee (the “Trustee”), and JDA Software Group, Inc., a Delaware corporation (the “Company”).
RECITALS
     Pursuant to that certain indenture (the “Indenture”), dated as of December 10, 2009 among the Company, the Guarantors (as defined in the Purchase Agreement (defined below)) and the Trustee, the Company will issue $275.0 million in aggregate principal amount of its 8.0% Senior Notes due 2014 (the “Securities”). The Securities are being issued in a private placement (the “Offering”) pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated as of December 7, 2009, among the Company, the Guarantors, Goldman, Sachs & Co. and Wells Fargo Securities, LLC as representatives of the several initial purchasers named therein (together, the “Purchasers”). In connection with the private placement of the Securities, a Preliminary Offering Circular dated November 30, 2009 (the “Preliminary Offering Circular”), a Pricing Supplement dated December 7, 2009 (the “Supplement”) and an Offering Circular dated December 7, 2009 (the “Offering Circular”) were prepared. Capitalized terms that are used but not defined herein have the meanings assigned to them in the Indenture.
     As described in the Offering Circular, net proceeds from the Offering will be used to fund a portion of the consideration and related costs and expenses pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 4, 2009, among i2 Technologies, Inc . (“i2”), Alpha Acquisition Corp. and the Company (the “Merger”), together with any amendments, modifications, and waivers that are not, in the good faith determination of the Board of Directors of the Company, individually or in the aggregate, materially adverse to the Holders of the Notes. As of the closing date of the Offering, the Merger has not yet been consummated.
     The Company and the Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, the Escrow Agent will hold in escrow and will distribute Escrow Property (as defined below) in accordance with and subject to this Agreement:
I. INSTRUCTIONS
1.	Escrow Property
     The property and/or funds to be deposited with the Escrow Agent will be as follows:
(a)	Concurrently with the execution and delivery hereof and the issuance of the Securities:
(i)	the Purchasers will deposit with the Escrow Agent $266,717,000 by wire transfer in immediately available funds, which amount represents the net proceeds from the Offering pursuant to the Purchase Agreement; and

(ii)	the Company will deposit with the Escrow Agent $17,083,281.11 by wire transfer in immediately available funds.
As a result of the simultaneous deposits made pursuant to clauses (i) and (ii) above, the aggregate amount deposited with the Escrow Agent on the date hereof will be $283,800,281.11 (the “Initial Deposit”), which amount is sufficient, in the opinion of the Company, to redeem in cash the Securities, in whole and not in part, at a redemption price equal to 101% of the gross proceeds of the Securities plus accrued and unpaid interest from December 10, 2009 to, but not including, May 4, 2010.

(b)	The Escrow Agent will accept the Initial Deposit and will hold such funds plus any interest or dividends thereof in one or more separate identifiable accounts (each an “Escrow Account”) for disbursement in accordance with the provisions hereof.
(c)	Each Escrow Account will be under the control (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York Uniform Commercial Code) of the Trustee and, notwithstanding any other provision of this Agreement, the Escrow Agent will appropriately identify in its records that the Trustee is the entitlement holder of the Escrow Account and will comply with all entitlement orders and instructions given by the Trustee with respect to any Escrow Account or other Escrow Property (as defined below) without further consent of the Company or any other person.
(d)	This Agreement is intended as a true escrow. Nevertheless, to the extent the Company retains any interest in the Escrow Account or the Escrow Property, then as security for the punctual payment when due of all amounts that may be payable from time to time under the Indenture and the Securities, now or hereafter arising, the Company hereby pledges, assigns and grants to the Trustee, for the benefit of the holders of the Securities, a continuing security interest in, and a lien on, the Escrow Property. The Company represents and warrants that the security interest of the Trustee will at all times that the Escrow Property is held by the Escrow Agent (in its capacity as such) be valid, perfected and enforceable as a first priority security interest by the Trustee against the Company and all third parties in accordance with the terms of this Agreement.
(e)	The Company agrees to take all steps reasonably requested by the Purchasers or the Trustee to perfect the Trustee’s security interest in the Escrow Property and, without limiting the generality of the foregoing, the Company hereby authorizes the Trustee to file one or more UCC financing statements and continuation statements, if necessary, in such filing offices and containing such descriptions of collateral as the Purchasers reasonably determine are necessary or advisable in order to perfect the security interest granted herein.
(f)	Upon the release of any Escrow Property pursuant to Section I.3 hereof, the security interest of the Trustee for the benefit of the holders of the Securities will automatically terminate without any further required action of the Company and the Escrow Property will be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, the Trustee and the holders of the Securities. The Trustee will take all steps necessary or advisable to terminate any financing statements and will execute such other documents as the Company may reasonably request to evidence or confirm the termination of the security interest.
     The Initial Deposit, each Escrow Account and all funds, securities or other property now or hereafter credited to an Escrow Account, all investments of any of the foregoing, plus all interest, dividends and other distributions and payments on any of the foregoing (collectively the “Distributions”) received by the Escrow Agent, less any property and/or funds distributed or paid in accordance with Section I.3 of this Agreement, together with all rights of the Company under this Agreement and all proceeds of any of the foregoing are collectively referred to herein as “Escrow Property.”
2.	Investment of Escrow Property
     Promptly after the Initial Deposit is made, the Company shall give the Escrow Agent written directions to invest the Escrow Property without distinction between principal and income, in Government Securities (including money market funds investing in Government Securities). The Escrow Agent will credit all such investments and reinvestments to an Escrow Account and hereby agrees to treat any such investment or reinvestment as a financial asset within the meaning of Section 8-102(a)(9) of the New York Uniform Commercial Code.

     “Government Securities” shall mean direct obligations of, or obligations guaranteed or insured by, the United States of America (including and agency or instrumentality thereof); the payment of which the full faith and credit of the United States of America is pledged.
     The Escrow Agent will have no liability for any loss arising from or related to any such investment other than in accordance with Section II.4 herein.
     The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.
     In the absence of written investment direction, the Escrow Agent shall hold funds received hereunder uninvested.
3.	Distribution of Escrow Property
     Subject to Section I.1(c), the Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:
(a)	The Escrow Agent will only release the Escrow Property in the cases specifically provided for in this Section I.3.
(b)	Upon the satisfaction of the following conditions (which will be evidenced by an Officer’s Certificate from the Company to the Trustee and the Escrow Agent substantially in the form attached hereto as Exhibit A confirming that the these conditions have been met, the Escrow Agent will release the Escrow Property to the Company:
          1. the Merger shall have been consummated in accordance with the Merger Agreement prior to, or will be consummated immediately following, the release of the Escrow Property to the Company from the Escrow Account;
          2. i2 and each other Domestic Subsidiary of the Company resulting from the Merger that is not an Immaterial Subsidiary shall have executed, or will execute immediately following the Merger, a supplemental indenture, whereby they have or will fully and unconditionally guarantee(d) the Notes;
          3. the Escrow Property will be applied substantially in the manner described under the caption “Sources and Uses of Funds” in the Offering Circular, including without limitation, to pay the consideration in connection with the Merger;
          4. no Event of Default (as defined in the Indenture) will have occurred and be continuing or result therefrom; and
          5. the Trustee shall have received, or will receive immediately following the Merger, such certificates and legal opinions as are required pursuant to the Indenture.
     The Officer’s Certificate shall designate the date on which the Company elects to receive payment of the Escrow Property (the “Payment Date”); provided that if the Officer’s Certificate from the Company is delivered to the Escrow Agent after 10:00 a.m. New York City time on a Business Day, then the Payment Date shall be at least one Business Day after the date the Officer’s Certificate is delivered to the Escrow Agent. All delivery of Escrow Property will be subject to the Escrow Agent’s ability to liquidate the investments in which the Escrow Property is invested as soon as possible upon receipt of such Officer’s Certificate.

(c)	If the Escrow Agent has not received an Officer’s Certificate from the Company certifying that conditions contained in clause (b) have been satisfied on or prior to May 4, 2010 (the “Deadline”), the Trustee shall notify the Escrow Agent that a Redemption Event (as defined below) has occurred.

(d)	If the Escrow Agent receives a written notice from either the Trustee or the Company that:

(i)	the principal amount of and accrued and unpaid interest on the Securities has become immediately due and payable pursuant to Section 6.02 of the Indenture (an “Acceleration Event”), or

(ii)	the Company is redeeming, including pursuant to the Special Mandatory Redemption provisions contained in Section 3.08 of the Indenture, or repurchasing Securities pursuant to the terms of the Indenture (a “Redemption Event”), then the Escrow Agent will liquidate all Escrow Property then held by it, and the Escrow Agent will release to the Trustee for payment to the holders of the Securities the amount of Escrow Property sufficient to pay such accelerated, redeemed or repurchased principal amount, as applicable, and interest, if any, thereon (A) in the case of an Acceleration Event, within one Business Day after receipt of such written notice from the Trustee or (B) in the case of a Redemption Event, not less than three Business Days after, but in any event within five Business Days after receipt of such written notice. In the event of a release under this clause (e), the Escrow Property will be applied, first, to amounts owing to the Trustee and the Escrow Agent in respect of fees and expenses of the Trustee and the Escrow Agent incurred in accordance with Section I.6 of this Agreement and second, to the Trustee for payment to the holders of the Securities to the full extent of all obligations under the Indenture and the Securities. Following such release and application, the Escrow Agent will release all remaining Escrow Property, if any, as directed in the written instructions from the Company.
4.	Addresses
Notices, instructions and other communications will be sent as follows:

to Escrow Agent:	U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS3C
St. Paul, MN 55107
Attn.: Tom Maple
Telecopier: (651) 495-8096

to Company:	JDA Software Group, Inc.
14400 North 87th Street
Scottsdale, AZ 85260
Attention: General Counsel
Telecopier: (651) 495-8096

with copies to
(which shall not
constitute notice):	Cooley Godward Kronish LLP
101 California Street
5th Floor
San Francisco, CA 94111

Attention: Joseph Scherer and Gian Michele a Marca
Telecopier: (415) 693-2222

DLA Piper LLP
2525 East Camelback Road, Suite 1000
Phoenix, AZ 85016
Attention: Steven D. Pidgeon
Telecopier: (480) 606-5524

To Purchasers:	c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention: Registration Department
Telecopier: (212) 902-1000

with a copy to:	Latham & Watkins LLP
355 South Grand Ave.
Los Angeles, CA 90071
Attention: Steven B. Stokdyk
Telecopier: (213) 891-8763

to the Trustee:	U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS3C
St. Paul, MN 55107
Attn.: Rick Prokosch
Telecopier: (651) 495-8097
     The Escrow Agent agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Agreement given by the Company or the Trustee, provided, however that: (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Escrow Agent in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an Authorized Officer of the Company or the Trustee, as applicable.
5.	Distribution of Escrow Property
     Upon the release of any Escrow Property to the Company or the Purchasers pursuant to Section I.3(b) hereof, such Escrow Property will be delivered to the recipient, free and clear of any and all interests of the Escrow Agent, the Trustee and the holders of the Securities. Upon any release of any Escrow Property to the Trustee for distribution to the holders of the Securities pursuant to Section I.3(e), the Escrow Property so released will be delivered to the Trustee free and clear of any and all claim or interest of the Company and the Escrow Agent. Upon the release of all the Escrow Property in accordance with Section I.3 hereof, this Agreement will terminate.
6.	Compensation
(a)	At the time of execution of this Agreement, the Company will pay the Escrow Agent a one time fee as agreed upon in the fee schedule between the Company and the Escrow Agent incorporated herein as Schedule B.
(b)	The Company will pay all activity charges as per the Escrow Agent’s current fee schedule as provided to the Company on or prior to the date hereof.

(c)	The Company will be responsible for and will reimburse the Escrow Agent upon demand for all reasonable and documented expenses and disbursements incurred or made by the Escrow Agent in connection with this Agreement.
II. TERMS AND CONDITIONS
          1. Scope of Duties. The duties, responsibilities and obligations of the Escrow Agent will be limited to those expressly set forth herein and no duties, responsibilities or obligations will be inferred or implied. The Escrow Agent will not be subject to, nor required to comply with, any other agreement to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Company or any entity acting on its behalf. The Escrow Agent will not be required to, and will not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.
          2. Benefit of the Parties. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and will not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever, other than to the Company, the Purchasers and the Trustee to the extent set forth herein.
          3. Compliance with Judicial Orders. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if the Escrow Agent complies in good faith with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent will not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
          4. Escrow Agent.
     (a) The Escrow Agent will not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Escrow Agent be liable, directly or indirectly, (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or the Trustee or any entity acting on behalf thereof, (ii) for any indirect, consequential, punitive or special loses or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action (but without limiting the obligations and liabilities of the Escrow Agent by operation of the first sentence of this Section II.4(a)), (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, so long as the same are selected with due care, or (iv) for an amount in excess of the value of the Escrow Property.
     (b) The Escrow Agent may consult with legal counsel at the reasonable expense of the Company as to any matter relating to this Agreement, and the Escrow Agent will not incur any liability in acting in good faith in accordance with any advice from such counsel.
     (c) The Escrow Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).
          5. Collection of Checks. Unless otherwise specifically set forth herein, the Escrow Agent will proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections will be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent will not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.
          6. Statements. The Escrow Agent will provide to the Company and the Trustee monthly statements identifying transactions, transfers or holdings of Escrow Property, and each such statement will be deemed to be correct and final upon receipt thereof by the Company unless the Escrow Agent is notified in writing to the contrary. Although each of the parties recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the parties hereto hereby agree that confirmation of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered.
          7. Disclaimer. The Escrow Agent will not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.
          8. Notices. Notices, instructions or other communications will be in writing and will be given to the address set forth in the “Addresses” provision herein (or to such other address as may be substituted therefor by written notification to the Escrow Agent, the Company or the Purchasers). Notices to the Escrow Agent will be deemed to be given when actually received by the Escrow Agent’s Corporate Trust Services division. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Company or by a person or persons authorized by the Company. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time will be extended to the next day on which the Escrow Agent is open for business. Attached as Schedule A hereto is a list of those persons initially entitled to give notices, instructions and other communications to the Escrow Agent on behalf of the Company and the Trustee. Schedule A may be amended from time to time by written notice from the Company or the Trustee (with respect to their own information only) to the Escrow Agent.
          9. Indemnity. The Company will be liable for and will reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, of any claim of gross negligence, willful misconduct or bad faith on its part); provided, however, that nothing contained herein will require the Escrow Agent to be indemnified for Losses caused by its gross negligence, willful misconduct or bad faith.

          10. Resignation or Removal of Escrow Agent.
     (a) The Company may, with the consent of Goldman, Sachs & Co. (which consent shall not unreasonably be withheld), remove the Escrow Agent at any time by giving to the Escrow Agent fifteen (15) calendar days’ prior notice in writing signed by the Company. The Escrow Agent may resign at any time by giving to the Company fifteen (15) calendar days’ prior written notice thereof.
     (b) Within ten (10) calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, the Company and the Trustee will jointly agree on and appoint a successor Escrow Agent. The Company will cause any successor Escrow Agent to assume the obligations of the Escrow Agent hereunder or to enter into such other escrow and security agreement as may be acceptable to the Trustee in its sole discretion. If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period or such successor Escrow Agent has not become so bound, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Trustee at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such a removal (but not a resignation) will be paid by, and be deemed to be solely an obligation of, the Company.
     (c) Upon receipt of the written acceptance of its appointment by the successor Escrow Agent, the Escrow Agent will either deliver the Escrow Property then held hereunder to the successor Escrow Agent, pursuant to this Agreement, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.
     (d) Upon delivery of the Escrow Property to successor Escrow Agent free and clear of any lien, claim, encumbrance or other interest of the Escrow Agent, the Escrow Agent will have no further duties, responsibilities or obligations hereunder.
     (e) The Escrow Agent will execute documents as the Company may reasonably request to evidence or confirm the foregoing.
     11. Escrow Agent Rights.
     (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Company, which eliminates such ambiguity or uncertainty; provided, however, that the Escrow Agent shall promptly notify the Company of any such ambiguity or uncertainty.
     (b) In the event of any dispute between or conflicting claims by or among the Company and/or any other person or entity with respect to any Escrow Property, the Escrow Agent will be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent will not be or become liable in any way to the Company for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent will be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands will have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent will have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding will be paid by, and will be solely an obligation of, the Company.
          12. Governing Law. This Agreement will be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules other than Section 5-1401 of the New York General Obligations Law) of the State of New York. Jurisdiction for purposes of Sections 8-110 and 9-304 of the New York Uniform Commercial Code for each party hereto will be the State of New York. Each party hereto hereby submits to the personal jurisdiction of, and each agrees that all proceedings relating hereto will be brought in courts located within, the City and State of New York. Each party hereto hereby waives the right to trial by jury in any such proceedings. Each party hereto waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service will be deemed completed ten (10) calendar days after the same is so mailed.
          13. Amendment. Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof will be effective unless expressed in a writing signed by the party to be charged.
          14. Rights and Remedies. The rights and remedies conferred upon the parties hereto will be cumulative, and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder will not preclude the subsequent exercise of such right or remedy.
          15. Representations and Warranties. The Company hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its valid and binding obligation, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (b) that the execution, delivery and performance of this Agreement by Company do not and will not violate any applicable law or regulation. The Company represents and warrants that it is duly formed and validly existing as a corporation under the laws of the state of Delaware and is not organized under the laws of any other jurisdiction and will not change its jurisdiction of organization during the term of this Agreement without giving the Trustee 30 days’ prior written notice thereof.
          16. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement will in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions will not be affected thereby and will remain in full force and effect.
          17. Integration. This Agreement will constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.
          18. Termination. This Agreement will terminate upon the distribution of all Escrow Property from the Escrow Account. The provisions of these Terms and Conditions and Sections I.1(f) and I.6 will survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

          19. Advertising. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “U.S. Bank National Association” by name in its capacity as Escrow Agent or the rights, powers, or duties of the Escrow Agent under this Agreement will be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent. The Escrow Agent consents to the use of its name in the Preliminary Offering Circular, the Supplement and the Offering Circular, as the same may be amended from time to time and in any Securities and Exchange Commission filings.
          20. Headings. The headings contained in this Agreement are for convenience of reference only and will have no effect on the interpretation or operation hereof.
          21. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, will be deemed to be an original and all such counterparts will together constitute one and the same agreement.
          22. Liability for Taxes. Except as otherwise set forth herein, the Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company will pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and will indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account will be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications, as requested. It is understood that the Escrow Agent will be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting. This paragraph and paragraph (9) will survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.
          23. Successor Escrow Agent Entity. Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust or escrow business of the Escrow Agent shall be sold or otherwise transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
          24. Assignment of Interests. No assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and acknowledged by the Escrow Agent. Any corporation or other company into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which Escrow Agent shall be a party, or any corporation or other company succeeding to the business of Escrow Agent shall be the successor of Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the party of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
          25. Force Majeure. Notwithstanding any other provision of this Agreement, the Escrow Agent shall not be obligated to perform any obligation hereunder and shall not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Escrow Agent is delayed in performing, unable to perform or breaches such obligation arising from acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.
          26. Funds Transfer Agreement. In the event funds transfer instructions are given (other than in writing at the time of the execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule A hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to the Agreement acknowledge that such security procedure is commercially reasonable. It is understood that the Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by any party hereto to identify (i) the beneficiary, (ii) the beneficiary’s bank or (iii) an intermediary bank. The Escrow Agent may apply funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank, or an intermediary bank.
          27. Identifying Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent requires documentation to verify its formation and existence as a legal entity. The Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Company acknowledges that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and the Company agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner.
[signature pages to follow]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

JDA Software Group, Inc., as Company
By:	/s/ Hamish Brewer
	Name:	Hamish Brewer
	Title:	President and Chief Executive Officer

U.S. Bank National Association, as Escrow Agent
By:	/s/ Thomas S. Maple III
	Name:	Thomas S. Maple III
	Title:	Vice President

Accepted and Acknowledged By: U.S. Bank National Association, as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

[JDA Software Group, Inc. Escrow and Security Agreement Signature Page]

EXHIBIT A
JDA SOFTWARE GROUP, INC.
Officer’s Certificate
          This certificate is being delivered pursuant to Section I.3(b) of the Escrow and Security Agreement dated as of December 10, 2009 (the “Escrow and Security Agreement”), among JDA Software Group, Inc., a Delaware corporation (the “Company”), U.S. Bank National Association, as escrow agent (the “Escrow Agent”) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow and Security Agreement.
               The Company hereby certifies through the undersigned officer that:
     1. the Merger shall have been consummated in accordance with the Merger Agreement prior to, or will be consummated immediately following, the release of the Escrow Property to the Company from the Escrow Account;
     2. i2 and each other Domestic Subsidiary of the Company resulting from the Merger that is not an Immaterial Subsidiary shall have executed, or will execute immediately following the Merger, a supplemental indenture, whereby they have or shall have fully and unconditionally guaranteed the Notes;
     3. the Escrow Property will be applied substantially in the manner described under the caption “Sources and Uses of Funds” in the Offering Circular, including without limitation, to pay the consideration in connection with the Merger;
     4. no Event of Default (as defined in the Indenture) will have occurred and be continuing or result therefrom; and
     5. the Trustee shall have received such certificates and legal opinions as are required pursuant to the Indenture.
     Subject to Section I.3(b) of the Escrow and Security Agreement, the Company hereby designates the following Business Day as the Payment Date: [                     ], 20[   ].
[signature page to follow]

     IN WITNESS WHEREOF, the Company, through the undersigned officer, has signed this Certificate this ___day of ______.

JDA Software Group, Inc.
By:
Name:
Title: